Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated May 31, 2016 relating to the Common Stock, $ 0.01 par value per share, of Xura, Inc. shall be filed on behalf of the undersigned.

ACCESS MEDIA, L.P.	By: Access Media GP, L.P., its General Partner By: Access Media (US), LLC, its General Partner By: Access Industries Management, LLC, its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS MEDIA GP, L.P.	By: Access Media (US), LLC, its General Partner By: Access Industries Management, LLC, its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS MEDIA (US), LLC	By: Access Industries Management, LLC, its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS INDUSTRIES HOLDINGS LLC	By: Access Industries Management, LLC, its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS INDUSTRIES, LLC	By: Access Industries Management, LLC, its Manager

/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

ACCESS INDUSTRIES MANAGEMENT, LLC	/s/ Alejandro Moreno
Signature

Alejandro Moreno / Executive Vice President
Name/Title

*
Signature

Len Blavatnik
Name

*	The undersigned, by signing his name hereto, executes this Schedule 13G pursuant to the Power of Attorney executed on behalf of Mr. Blavatnik and filed herewith.

By:	/s/ Alejandro Moreno
Name: Alejandro Moreno
Attorney-in-Fact